                                 UNITED STATES
                        SECURITIES EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): September 14, 2000

                               HEALTHCENTRAL.COM
        --------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


DELAWARE                           000-27567                    94-3250851
--------                   ------------------------         -------------------
(Jurisdiction of           (Commission file number)          (I.R.S. Employer
incorporation)                                              Identification No.)

                               HealthCentral.com
                       6001 Shellmound Street, Suite 800
                             Emeryville, CA 94608
  ---------------------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (510) 250-2500


                                 Not Applicable
  ---------------------------------------------------------------------------
             (Former name or address, if changed since last report)



ITEM 2.  Acquisition or Disposition of Assets

     On September 28, 2000, Registrant filed a Current Report on Form 8-K announcing the acquisition of the assets of DrugEmporium.com, Inc., a Delaware corporation. This amendment to Registrant's Current Report on Form 8-K is being filed to include the Financial Statements and Pro Forma Financial Information required by Item 7 of Form 8-K.

ITEM 7.  Financial Statements and Exhibits.

(a)  Financial Statements of the Business Acquired

     See Page F-1 of this Report

(b)  Pro Forma Financial Information

     See Page F-20 of this Report

(c)  Exhibits

     23.1  Consent of Independent Auditors

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.


Date: November 28, 2000                      HealthCentral.com

                                             /s/  C. Fred Toney
                                             ------------------
                                             C. Fred Toney
                                             Chief Financial Officer

FINANCIAL STATEMENTS

DrugEmporium.com, Inc.
Period from April 13, 1999 (inception) to February 26, 2000
and the Six Months Ended August 26, 2000 with Report of Independent Auditors

                            DrugEmporium.com, Inc.

                             Financial Statements

          Period from April 13, 1999 (inception) to February 26, 2000 and Six Months Ended August 26, 2000 (Unaudited)


                                                Contents
Report of Independent Auditors....................................................................    F-3


Financial Statements

Balance Sheets....................................................................................    F-4
Statements of Operations..........................................................................    F-5
Statement of Stockholders' Equity (Deficit).......................................................    F-6
Statements of Cash Flows..........................................................................    F-7
Notes to Financial Statements.....................................................................    F-8

                        Report of Independent Auditors

Board of Directors and Stockholders
DrugEmporium.com, Inc.

We have audited the accompanying balance sheet of Drug Emporium.com, Inc. as of February 26, 2000 and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from April 13, 1999 (inception) to February 26, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DrugEmporium.com, Inc. at February 26, 2000, and the results of its operations and its cash flows for the period from April 13, 1999 (inception) to February 26, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Columbus, Ohio
April 18, 2000, except for
Note 10, as to which the date
is September 14, 2000

                            DrugEmporium.com, Inc.
                                Balance Sheets

                                                                   February 26,         August 26,
                                                                      2000                2000
                                                                 --------------     --------------
Assets                                                                                (Unaudited)
Current assets:
 Cash and cash equivalents                                        $      4,825        $     85,810
 Accounts receivable, net of allowances for returns
  and doubtful accounts                                                 25,542              79,584
 Inventories                                                         2,752,055           2,719,453
 Prepaid expenses and other current assets                           1,115,678             508,528
                                                                 -------------      --------------
Total current assets                                                 3,898,100           3,393,375

Property and equipment, net                                         11,302,406           9,374,364
Deposits and other assets                                               65,005              91,514
                                                                 -------------      --------------
Total assets                                                      $ 15,265,511        $ 12,859,253
                                                                 =============      ==============

Liabilities and stockholders' equity (deficit)
Current liabilities:
 Accounts payable                                                 $  4,018,864        $  2,836,167
 Accrued expenses                                                    2,880,188           4,180,584
 Accrued exit costs (Note 10)                                                -           2,264,795
 Current portion of capital lease obligations                        2,096,985           2,833,125
 Current portion of notes payable                                    1,358,889           1,596,944
                                                                 -------------      --------------
Total current liabilities                                           10,354,926          13,711,615

Capital lease obligations, long-term portion                         1,600,020           1,280,449
Notes payable, long-term portion                                       950,643             203,859
Note payable - Drug Emporium, Inc.                                   9,427,347          25,710,724

Stockholders' Equity (Deficit):
 Preferred Stock, $0.001 par value:
  Authorized shares - 21,000,000
  Issued and outstanding shares - 21,000,000                            21,000              21,000
  Liquidation preference - $7,500,000
 Common stock, $0.001 par value:
  Authorized shares - 50,000,000
  Issued and outstanding shares - 2,900,000 and 1,875,000 at
    February 26, 2000 and August 26, 2000, respectively                  2,900               1,875
 Additional paid-in capital                                          7,557,300           7,529,625
 Accumulated deficit                                               (14,567,425)        (35,547,394)
 Notes receivable from stockholders                                    (81,200)            (52,500)
                                                                 -------------      --------------
Total stockholders' equity (deficit)                                (7,067,425)        (28,047,394)
                                                                --------------      --------------
Total liabilities and stockholders' equity (deficit)                15,265,511        $ 12,859,253
                                                                ==============      ==============

See accompanying notes.

                             DrugEmporium.com, Inc.
                            Statements of Operations

                                                                     Period From
                                                                   April 13, 1999        Six Months
                                                                   (Inception) to          Ended
                                                                    February 26,         August 26,
                                                                        2000               2000
                                                                   ---------------    --------------
                                                                                         (Unaudited)
Revenues                                                           $  1,052,705         $  2,343,015
Cost of sales                                                         1,239,817            2,537,722
                                                                   ------------        -------------
Gross loss                                                             (187,112)            (194,707)

Selling, general and administrative expenses                         14,035,124           13,501,004
                                                                   ------------        -------------
Loss from operations                                                (14,222,236)         (13,695,711)

Loss on sale of net assets (Note 10)                                          -           (6,014,795)
Interest expense                                                       (345,189)          (1,269,463)
                                                                   ------------        -------------
Net loss                                                           $(14,567,425)        $(20,979,969)
                                                                   ============        =============

See accompanying notes.

                             DrugEmporium.com, Inc.
                  Statement of Stockholders' Equity (Deficit)

          Period from April 13, 1999 (Inception) to February 26, 2000 and Six Months Ended August 26, 2000 (Unaudited)


                                                                                           Notes                         Total
                                    Preferred Stock         Common Stock      Additional Receivable                   Stockholders'
                                 ------------------------------------------    Paid-In     From        Accumulated       (Deficit)
                                    Shares    Amount     Shares     Amount     Capital  Stockholders     Deficit          Equity
                                 ----------- --------  ----------   -------  ---------- ------------   ------------    -------------
Issuance of common stock, $0.001
 par value, at $0.028 per share  $         -  $     -   2,900,000   $ 2,900  $   78,300  $   (81,200)   $         -     $        -

Issuance of Series A preferred
 stock, $0.001 par value, at
 $0.357 per share                 21,000,000   21,000           -         -   7,479,000            -              -      7,500,000

Net loss and comprehensive loss
 for period from inception
 (April 13, 1999) to February              -        -           -         -           -            -    (14,567,425)   (14,567,425)
 26, 2000
                                 ----------- --------  ----------   -------  ----------  -----------   ------------  -------------
Balance at February 26, 2000      21,000,000   21,000           -     2,900   7,557,300      (81,200)   (14,567,425)    (7,067,425)

Common stock redeemed with
 cancellation of note receivable
 (Unaudited)                               -        -  (1,025,000)   (1,025)    (27,675)      28,700              -              -

Net loss and comprehensive loss
 for the six months ended August
 26, 2000 (Unaudited)                      -        -           -         -           -            -    (20,979,969)   (20,979,969)
                                 ----------- --------  ----------   -------  ----------  -----------   ------------  -------------
Balance at August 26, 2000
 (Unaudited)                      21,000,000  $21,000   1,875,000   $ 1,875  $7,529,625  $   (52,500)  $(35,547,394) $ (28,047,394)
                                 =========== ========  ==========   =======  ==========  ===========   ============  =============

See accompanying notes.

                            DrugEmporium.com, Inc.
                           Statements of Cash Flows

                                                                                Period From
                                                                              April 13, 1999        Six Months
                                                                              (Inception) to          Ended
                                                                                February 26,        August 26,
                                                                                   2000               2000
                                                                             -----------------  -----------------
                                                                                                    (Unaudited)
Operating activities
Net loss                                                                     $(14,567,425)          $(20,979,969)
Adjustments to reconcile net loss to net cash used in
operating activities:
 Depreciation and amortization                                                  1,515,757              1,294,347
 Impairment of assets                                                                  --              3,750,000
 Changes in operating assets and liabilities:
  Accounts receivable                                                             (25,542)               (54,042)
  Prepaid and other current assets                                             (1,115,678)               112,150
  Inventory                                                                    (2,752,055)                32,602
  Other assets                                                                    (65,005)               (26,509)
  Accounts payable                                                              4,018,864             (1,182,697)
  Accrued expenses                                                              2,880,188              3,565,191
                                                                             -----------------  ----------------
Net cash used in operating activities                                         (10,110,896)           (13,488,927)

Investing activities
Purchases of property and equipment                                            (8,272,610)            (1,280,605)
                                                                             -----------------  ----------------
Net cash used in investing activities                                          (8,272,610)            (1,280,605)

Financing activities
Payments on capital lease obligations                                            (848,548)              (924,131)
Proceeds from issuance of notes payable                                         2,790,973                     --
Payment on notes payable                                                         (481,441)              (508,729)
Proceeds from note payable - Drug Emporium, Inc.                                9,427,347             16,283,377
Proceeds from issuance of common stock                                          7,500,000                     --
                                                                             -----------------  ----------------
Net cash provided by financing activities                                      18,388,331             14,850,517

Change in cash and cash equivalents                                                 4,825                 80,985
Cash and cash equivalents at beginning of period                                       --                  4,825
                                                                             -----------------  ----------------
Cash and cash equivalents at end of period                                   $      4,825           $     85,810
                                                                             =================  ================

Supplemental cash flow information
Cash paid for interest                                                       $    331,481           $    148,074
                                                                             =================  ================

Supplemental non-cash transactions
Common stock issued in exchange for note receivable                          $     81,200           $         --
                                                                             =================  ================
Common stock redeemed with cancellation of note receivable                   $         --           $     28,700
                                                                             =================  ================
Capital lease obligations incurred                                           $  4,545,553           $  1,340,700
                                                                             =================  ================

See accompanying notes.

1. Organization and Business

DrugEmporium.com, Inc. (the Company) is an Internet-based retailer of health, wellness, nutrition, beauty, personal care and pharmacy products. The Company was incorporated on April 13, 1999 in the state of Delaware and launched its full-scale Web-store and commercial operations on August 30, 1999.

The Company was founded by DrugEmporium, Inc, a national drug store chain, which owns approximately 88% of the outstanding stock. The remaining shares are owned by executive management of the Company.

On September 14, 2000, the Company sold substantially all of its assets and assigned certain liabilities to HealthCentral.com in exchange for preferred stock. (See Note 10)

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company has a fiscal year ending on the last Saturday in the month of February. The Company's fiscal quarters end on the last Saturday of May, August, November and February.

Unaudited Interim Financial Information

The financial information as of August 26, 2000 and for the six months then ended is unaudited, but has been prepared on the same basis as the annual financial statements and, in the opinion of management includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for the fair presentation of the financial position at that date and its results of operations and cash flows for that period. Operating results for the six-month period ended August 26, 2000 are not necessarily indicative of results that may be expected for any future periods.

The Company's operations during its start-up period from April 13, 1999 (inception) to the fiscal quarter ended August 28, 1999 are summarized as follows (Unaudited):

     Revenues                                  $    71,593
     Cost of sales                                  57,051
                                               -----------
     Gross profit                                   14,542
     Operating expenses                          1,408,797
                                               -----------
     Net loss                                  $(1,394,255)
                                               ===========

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments with a maturity of three months or less at the time of purchase to be cash equivalents.

Inventories

Inventories are stated at the lower of cost (using the weighted average cost method) or market.

Prepaid and Accrued Marketing Expenses

The Company has entered into advertising agreements with various web portals. Some of these agreements require the Company to pre-pay advertising services to be provided within a twelve month period while other agreements require payment as the services are provided. The costs associated with these web portal advertising contracts are amortized on a straight-line basis over the period such advertising is expected to be used.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization, which includes the amortization of assets recorded under capital lease. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the related assets, which generally range from three to seven years. Fixed assets purchased under capital leases and leasehold improvements are amortized over the shorter of the lease term or estimated useful life.

Accounting for Internal Use Software

The American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1) in March 1998. SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use and identifies characteristics of internal-use software. The Company's accounting policy with respect to accounting for computer software developed or obtained for internal use is consistent with SOP 98-1. The Company purchased and capitalized approximately $9.7 million for the period April 13, 1999 (inception) to February 26, 2000 of internal use software. Software is amortized for financial reporting purposes using the straight-line method over the estimated life of three years.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment is measured by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from use of the assets and their ultimate disposition. In circumstances where impairment is determined to exist, the Company will write down the asset to its fair value based on the present value of estimated expected future cash flows.

Revenues

Revenues includes gross revenues from sales of product and related shipping fees, net of discounts and provision for sales returns, and other allowances. The Company generally refunds to customers all or a portion of the selling price, including related shipping fees if applicable, in the event a customer is not satisfied with the product purchased or the quality of customer service provided. Sales returns and allowances have not been significant to date.

Revenues from sales of product shipped to customers, and related shipping fees, are recognized upon shipment.

The Company acts as a principal in connection with orders shipped to customers as the Company establishes the retail prices of its non-pharmaceutical and non-insured pharmaceutical products (and accepts contractual reimbursement amounts from third-party payors for insured pharmaceutical products) and shipping fees; contractually takes title to, and assumes risk of loss of, products prior to their shipment; bears credit and collection risk from the customer or third party payors; and bears the risk that the product will be returned.

Cost of Sales

Cost of sales consists primarily of the cost of products sold to our customers, including allowances for shrinkage and slow moving and expired inventory.

Selling, General and Administrative Expenses

The Company records shipping and handling costs in selling, general and administrative expenses. Shipping and handling costs for the period from April 13, 1999 (inception) to February 26, 2000 were approximately $486,000.

Advertising Costs

Advertising costs are expensed as incurred. Costs associated with web portal advertising contracts are amortized on a straight-line basis over the period such advertising is expected to be used. Advertising expense for the period from April 13, 1999 (inception) to February 26, 2000 was approximately $3,400,000.

Income Taxes

The Company accounts for income taxes under the liability method. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be recovered. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Stock-Based Compensation

The Company accounts for employee stock options using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25 , "Accounting for Stock Issued to Employees" (APB 25), and has adopted the "disclosure-only" option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). The effect of applying the fair value method under SFAS 123 to the Company's stock options would not result in net losses that would be materially different from those recorded by the Company for the period from April 13, 1999 (inception) to February 26, 2000.

Comprehensive Income (Loss)

The Company follows the provision of SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes rules for the reporting and presentation of comprehensive income (loss) and its components. To date, the Company has no components of other comprehensive income (loss), and therefore comprehensive loss is equal to net loss.

Recent Accounting Pronouncements

In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. SAB 101 is required to be implemented in the fourth quarter financial statements for the fiscal years that began on or after December 15, 1999 with earlier application encouraged. Management believes that the impact of SAB 101 will not have a material effect on the financial position or results of operations of the Company.

3. Property and Equipment

Property and equipment, net, consist of the following at February 26, 2000:

     Computer software                             $10,119,325
     Computer hardware                               1,628,516
     Furniture and fixtures                            500,856
     Leasehold improvements                            569,466
                                                   -----------
                                                    12,818,163
     Accumulated depreciation                       (1,515,757)
                                                   -----------
                                                   $11,302,406
                                                   ===========

As of February 26, 2000, total computer software and equipment and accumulated amortization under capital lease obligations (included above) were $4,279,786 and $636,414, respectively.

4. Leases and Commitments

In July 1999, the Company entered into a capital lease agreement with an equipment leasing company. Under the terms of the agreement, the Company leased computer software and equipment of $3,186,253, of which $265,767 was expensed in accordance with SOP 98-1. The Company is required to make monthly payments of $131,583 from August 1999 through July 2001 and $17,000 from August 2001 through July 2002.

In February 2000, the Company entered into a capital lease agreement with an equipment leasing company. Under the terms of the agreement, the Company leased computer software and equipment totaling $1,359,300. The Company is required to make twenty-four monthly payments of $59,877 from April 2000 through March 2002.

The Company leases office space and a distribution facility under non-cancelable operating leases, which call for fixed payments through September 2002 and August 2004, respectively. Also, the Company leases certain office equipment under operating leases. Rent expense was approximately $1,400,000 for the period from April 13, 1999 (inception) to February 26, 2000.

The Company entered into advertising agreements with various Web portals, which require the Company to make fixed payments to such portals over the term of the agreements. The costs associated with these Web portal advertising contracts are amortized on a straight-line basis over the period such advertising is expected to be used. The Company has future commitments under these advertising agreements of $3,245,000 in fiscal 2001.

Also, the company has entered in a web hosting agreement with a web hosting services provider, which calls for fixed monthly payments through June 2001. Future minimum commitments under this agreement for fiscal years 2001 and 2002 are $1,500,000 and $438,000, respectively.

Future minimum commitments for capital and operating leases at February 26, 2000 are as follows:

                                                 Capital         Operating
                                                 Leases           Leases
                                              ------------      ----------
     2001                                       $2,237,645      $  569,500
     2002                                        1,495,441         569,500
     2003                                          144,877         387,900
     2004                                                -         133,700
     2005                                                -          66,800
                                              ------------      ----------
     Total minimum lease payments               $3,877,963      $1,727,400
                                                                ==========
     Less amounts representing interest           (180,958)
                                              ------------
     Present value of minimum payments           3,697,005
     Less current portion                        2,096,985
                                              ------------
     Long-term portion                          $1,600,020
                                              ============

5. Notes Payable

In April 1999, the Company entered into a note payable with a financial institution. According to the terms of the agreement, the Company is required to make eight quarterly principal and interest payments of $171,971 beginning June 1999. At February 26, 2000, the note payable principal balance was $809,532, of which $641,080 and $168,452 is payable in fiscal years 2001 and 2002, respectively.

In February 2000, the Company entered into a note payable for $1,500,000 with a financial institution. According to the terms of the agreement, the Company is required to make eight quarterly principal and interest payments of $209,664 beginning April 2000. As of February 26, 2000, the note payable principal balance was $1,500,000, of which $717,809 and $782,191 is payable in fiscal years 2001 and 2002, respectively.

Future principal payments of notes payable are as follows: $1,358,889 and $950,643 in fiscal years ended 2001 and 2002, respectively.

6. Note Payable - Drug Emporium, Inc.

In August 1999, the Company entered into a note payable with Drug Emporium, Inc. Under the terms of the note agreement, Drug Emporium, Inc. has agreed to make loans to the Company on a regular basis to fund its operations. The note bears interest at the prime rate. No principal or interest payments are due until maturity on November 1, 2005.

7. Income Taxes

No benefit for income taxes has been recorded due to operating losses with no current benefit.

As of February 26, 2000, the Company has federal net operating loss carry-forwards of approximately $14,300,000. The net operating loss carry-forwards will begin expiring in 2012 through 2018, if not utilized. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credit before utilization.

As of February 26, 2000, the Company has deferred tax assets of approximately $5,800,000, which primarily relates to net operating loss carry-forwards. The deferred tax assets have been fully offset by a valuation allowance.

8. Stockholders' Equity (Deficit)

Common Stock

The Company is authorized to issue up to 50,000,000 shares of common stock. As of February 26, 2000, 2,900,000 shares of common stock were issued and outstanding.

At February 26, 2000, the Company has reserved 4,800,000 shares of common stock for issuance upon exercise of outstanding options and shares reserved for future grant of options to purchase common shares.

For the period from April 13, 1999 (inception) through February 26, 2000, the Company sold 2,900,000 shares of common stock pursuant to restricted stock purchase agreements containing provisions established by the Board of Directors. At February 26, 2000, 2,175,000 outstanding shares were subject to repurchase.

Common Stock

Common stock reserved for future issuance was as follows at February 26, 2000:

     Stock option plan outstanding                            2,845,000
     Reserved for future stock options                        1,955,000
     Series A convertible preferred stock                    21,000,000
                                                          -------------
     Total common stock reserved for future issuance         25,800,000
                                                          =============

Preferred Stock

The Company is authorized to issue 21,000,000 shares of Series A preferred stock. As of February 26, 2000, 21,000,000 shares were issued and outstanding.

Once issued, the holders of Series A cumulative convertible preferred stock (preferred stock) are entitled to receive cumulative annual dividends of $0.02143, when and if declared by the Board of Directors. Preferred stock dividends are paid prior to dividends declared or paid on common stock. No dividends have been declared. In the event of liquidation, any shares of preferred stock that remain outstanding have a liquidation preference over common stock of $0.357 per share plus all declared and unpaid dividends. After the payment of the full liquidation preference of the preferred stock, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock and preferred stock, and such assets shall be ratably distributed among the holders in proportion to the full amounts to which whey would otherwise be respectively entitled.

Except as otherwise required by law, each preferred stock stockholder is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted at the record date.

Stock Option Plan

In November 1999, the Company adopted the 1999 Stock Incentive Plan (the Plan), which provides for the granting of incentive stock options, non-statutory stock options, stock appreciation rights, and restricted stock to employees and directors. Under the 1999 Plan, the Board of Directors determines the term of each award and the award price. In the case of incentive stock options and non-statutory stock options, the exercise price may be established at an amount not less than the fair market value at the date of grant. Options generally vest as follows: 33.33% of the shares one year after the options' grant date, 33.33% of the shares two years after the options' grant date, and 33.33% of the shares three years after the options' grant date. The options expire ten years from the date of grant.

At February 26, 2000, 4,800,000 shares were reserved for issuance upon the exercise of stock options. A summary of activity under the Stock Option Plan is as follows:

                                  Shares           Issued           Weighted
                                 Available           And             Average
                                 For Grant       Outstanding     Exercise Price
                                -----------     ------------     ---------------

 Shares authorized                4,800,000
 Options granted                 (2,845,000)      2,845,000          $0.028
                                -----------     ------------     ---------------
Balance at February 26, 2000      1,955,000       2,845,000          $0.028
                                ===========     ============     ===============

As of February 26, 2000, 87,500 options were vested and exercisable into common stock at a weighted average exercise price of $0.028. The weighted-average remaining contractual life of options outstanding at February 26, 2000 was 9.75 years.

As permitted under SFAS 123, the Company has elected to follow APB 25 in accounting for stock-based awards to employees. Under APB 25, the Company generally does not recognize compensation expense with respect to such awards.

Pro forma information regarding net income (loss) is required by SFAS 123 for awards granted as if the Company had accounted for its stock-based awards to employees under the fair value method SFAS 123. The fair value of the Company's stock-based awards to employees was estimated using a minimum value option-pricing model. The weighted- average fair value of the Company's stock-based awards granted to employees in fiscal 2000 was $0.01 using the following assumptions for the period from April 13, 1999 (inception) to February 26, 2000: a risk free rate of interest of 6%, a dividend yield of 0% and an expected life of 4 years.

The option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require input of highly subjective assumptions, including the expected option life. Because the Company's employee stock options have characteristics significantly different from those traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For the purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The difference between the reported loss and the pro forma loss for the period from April 13, 1999 (inception) to February 26, 2000 was not material. The effects of applying SFAS 123 pro forma disclosures are not likely to be representative of the effects on pro forma disclosures of future years.

9. Related Party Transactions

As of February 26, 2000, the Company had a note payable of $9,427,347 to its parent company and majority stockholder, DrugEmporium, Inc. (See Note 6) Interest expense associated with the note payable was $213,726 for the period April 13, 1999 to February 26, 2000.

The Company purchases inventory from Drug Emporium, Inc.   The inventory is
purchased at cost plus a small percentage mark-up to cover administrative and processing costs. Total inventory purchases from its parent for the period April 13, 1999 to February 26, 2000 were approximately $424,000.

10. Subsequent Events

On May 15, 2000, the Company issued 1,843,000 options to purchase common stock under the 1999 Stock Incentive Plan at $0.01, which was the deemed fair value of common stock as determined by the Board of Directors.

On September 14, 2000, Drug Emporium, Inc. finalized the sale of the Company to HealthCentral.com. The purchase price included 480,000 shares of preferred HealthCentral.com stock convertible into up to 2,400,000 shares of HealthCentral.com common stock, which was valued at approximately $3.00 per share at the time of the transaction and the assumption by HealthCentral.com of approximately $2,000,000 in current liabilities and $6,000,000 in future lease obligations of the Company. In connection with this transaction, the statement of operations for the six months ended August 26, 2000 includes a $6,014,795 loss on sale of net assets. The loss on sale of net assets is included in the Company's balance sheet at August 26, 2000 as follows: Impairment of property and equipment, $3,255,000; impairment of prepaid expenses and other current assets, $495,000; and accrued exit costs, $2,264,795. Accrued exit costs include non-assigned future operating lease commitments, severance and other exit costs.

                               HealthCentral.com
          Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements for HealthCentral.com have been prepared to give effect to the acquisition of Drug Emporium.com using the purchase method of accounting for all periods presented. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1999 has also been prepared to give effect to the merger with Vitamins.com which was accounted for under the pooling-of-interest method of accounting. The historical financial information has been derived from, and is qualified by reference to, the consolidated financial statements of HealthCentral.com included in its Form 10-K for the year ended December 31, 1999 and its Form 10-Q for the six months ended June 30, 2000 filed with the Securities and Exchange Commission ("SEC"), the financial statements of Drug Emporium.com included elsewhere as an exhibit to this filing and the consolidated financial statements of Vitamins.com included in HealthCentral.com's Form 8-K dated July 25, 2000 as amended on August 30, 2000. The unaudited pro forma combined condensed financial statements should be read in conjunction with those financial statements and the notes thereto.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1999 set forth herein gives effect to the acquisitions of Drug Emporium.com and Vitamins.com as if they occurred on January 1, 1999. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2000 set forth herein gives effect to the acquisition of Drug Emporium.com as if it occurred on January 1, 2000. The Vitamins.com merger, which was consummated on June 16, 2000, is reflected in HealthCentral.com's June 30, 2000 historical statement of operations for the entire period and is therefore not presented in a separate historical column in the unaudited pro forma combined statement of operations.

The unaudited pro forma combined condensed balance sheet as of June 30, 2000, set forth herein gives effect to the acquisition of Drug Emporium.com assuming it occurred on that date. The historical Drug Emporium.com balance sheet is presented as of August 26, 2000, which is the latest quarter-end balance sheet date available. The Vitamins.com merger is fully reflected in HealthCentral.com's June 30, 2000 historical balance sheet and is therefore not presented in a separate historical column in the unaudited pro forma condensed balance sheet.

Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisitions occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of HealthCentral.com, Drug Emporium.com and Vitamins.com and notes thereto. These unaudited pro forma combined condensed financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

                               HealthCentral.com
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET


                                          June 30, 2000             August 26, 2000
                                        ------------------       ---------------------   ----------------          ---------------
                                        HealthCentral.com          Drug Emporium.com        Adjustments               Pro Forma
                                        ------------------       ---------------------   ----------------          ---------------
ASSETS
Current assets:
  Cash and cash equivalents             $       41,738,312       $             85,810    $      (85,810)   (A)     $   41,738,312
  Accounts receivable, net                       2,097,663                     79,584           (79,584)   (A)          2,097,663
  Other receivables                                 69,988                          -                 -                    69,988
  Inventory                                      5,899,671                  2,719,453          (461,853)   (A)          8,157,271
  Prepaid expenses and other
    current assets                               2,350,617                    508,528          (496,033)   (A)          2,363,112
                                        ------------------       --------------------    --------------            --------------
    Total current assets                        52,156,251                  3,393,375        (1,123,280)               54,426,346
Property and equipment, net                      8,593,588                  9,374,364        (3,374,364)   (A)         14,593,588
Intangible assets, net                          41,772,019                          -         5,857,647    (B)         47,629,666
Other assets                                       983,667                     91,514           (91,514)   (A)            983,667
                                        ------------------       --------------------    --------------            --------------
    Total assets                        $      103,505,525       $         12,859,253    $    1,268,489            $  117,633,267
                                        ==================       ====================    ==============            ==============

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                      $       13,630,418       $          2,836,167    $   (1,299,750)   (A)     $   15,166,835
  Accrued expenses                               6,791,941                  4,180,584        (3,558,268) (A)(F)         7,414,257
  Deferred revenue                                 689,900                          -                 -                   689,900
  Accrued exit costs                                     -                  2,264,795        (2,264,795)   (A)                  -
  Current portion of notes payable                       -                  1,596,944        (1,596,944)   (A)                  -
  Current portion of obligations
    under capital leases                           329,748                  2,833,125          (280,955)   (A)          2,881,918
                                        ------------------       --------------------    --------------            --------------
    Total current liabilities                   21,442,007                 13,711,615        (9,000,712)               26,152,910
Deferred rent, net of current portion              222,233                          -                 -                   222,233
Notes payable, long-term portion                         -                    203,859          (203,859)   (A)                  -
Note payable - Drug Emporium, Inc.                       -                 25,710,724       (25,710,724)   (A)                  -
Obligations under capital leases,
  net of current portion                           483,430                  1,280,449           861,510    (A)          2,625,389
                                        ------------------       --------------------    --------------            --------------
      Total liabilities                         22,147,670                 40,906,647       (34,053,785)               29,000,532

Stockholders' equity (deficit):
  Preferred stock                                        -                     21,000         7,253,880 (G)(H)          7,274,880
  Common stock                                      44,943                      1,875            (1,875)   (H)             44,943
  Additional paid-in capital                   204,906,945                  7,529,625        (7,529,625)   (H)        204,906,945
  Note receivable from stockholder                (465,457)                   (52,500)           52,500    (H)           (465,457)
  Deferred stock compensation                   (2,980,863)                         -                 -                (2,980,863)
  Accumulated deficit                         (120,147,713)               (35,547,394)       35,547,394    (H)       (120,147,713)
                                        ------------------       --------------------    --------------            --------------
    Total stockholders'
      equity (deficit)                          81,357,855                (28,047,394)       35,322,274                88,632,735
                                        ------------------       --------------------    --------------            --------------
Total liabilities and stockholders'
  equity (deficit)                      $      103,505,525       $         12,859,253    $    1,268,489            $  117,633,267
                                        ==================       ====================    ==============            ==============

   The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

                               HealthCentral.com
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                                           Six months Ended      Six months Ended
                                            June 30, 2000         August 26, 2000
                                        ----------------------- ---------------------
                                          HealthCentral.com       Drug Emporium.com     Adjustments               Pro Forma
                                        ----------------------- --------------------- -----------------          ----------------
Revenues:
   eCommerce and other product sales     $          19,992,452    $        2,343,015                 -            $   22,335,467
   Advertising, content and other                    1,389,486                     -                 -                 1,389,486
                                        ----------------------  --------------------  ----------------           ---------------
        Total revenues                              21,381,938             2,343,015                 -                23,724,953
                                        ----------------------  --------------------  ----------------           ---------------
Operating and other expenses:
   Cost of eCommerce and product sales              18,065,703                     -          (379,093)    (C)(D)     17,686,610
   Cost of sales                                             -             2,537,722        (2,537,722)    (C)                 -
   Content and product development                   6,076,852                     -                 -                 6,076,852
   Selling, general and administrative                       -            13,501,004       (13,501,004)    (C)                 -
   Sales and marketing                              36,542,334                     -        16,417,819     (C)(D)     52,960,153
   General and administrative                        5,233,174                     -                 -                 5,233,174
   Amortization of intangible assets                 7,099,247                     -           832,206     (E)         7,931,453
   Stock compensation                                1,117,827                     -                 -                 1,117,827
   Acquisition costs                                 2,462,346                     -                 -                 2,462,346
                                        ----------------------  --------------------  ----------------           ---------------
        Total operating and other
        expenses                                    76,597,483            16,038,726           832,206                93,468,415
                                        ----------------------  --------------------  ----------------           ---------------

Loss from operations                               (55,215,545)          (13,695,711)         (832,206)              (69,743,462)
Other expense, net                                     (19,923)                    -                 -                   (19,923)
Loss on sale of net assets                                   -            (6,014,795)        6,014,795    (A)                  -
Interest income, net                                 1,790,915            (1,269,463)                -                   521,452
                                        ----------------------  --------------------  ----------------           ---------------
Net loss                                 $         (53,444,553)   $      (20,979,969)  $     5,182,589            $  (69,241,933)
                                        ======================  ====================  ================           ===============
Basic and diluted net loss per share     $               (1.85)                                                   $        (2.40)
                                        ======================                                                   ===============
Shares used in computing basic and
diluted net loss per share                          28,881,986                                                        28,881,986
                                        ======================                                                   ===============

        The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

                                                       HealthCentral.com
                                 UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                                           Year Ended               Period From April 13,
                                       December 31, 1999             1999 (Inception) to
                               ----------------------------------    February 26, 2000
                               HealthCentral.com     Vitamins.com    Drug Emporium.com      Adjustments           Pro Forma
                               -----------------    -------------   ---------------------  --------------       ---------------
Revenues:
   Product sales               $               -    $  16,940,977         $             -  $  (16,940,977)(C)   $             -
   Advertising and eCommerce             901,331                -                       -        (901,331)(C)                 -
   Content, subscription and
   license                               287,422                -                       -        (287,422)(C)                 -
   eCommerce and other product
   sales                                       -                -               1,052,705      17,041,760 (C)        18,094,465
   Advertising, content and
   other                                       -                -                       -       1,188,753 (C)         1,188,753
                               -----------------    -------------   ---------------------  --------------       ---------------
        Total revenues                 1,188,753       16,940,977               1,052,705         100,783            19,283,218
                               -----------------    -------------   ---------------------  --------------       ---------------

Operating and other expenses:
   Cost of product sales                       -       11,797,099                       -     (11,797,099)(C)                 -
   Cost of sales                               -                -               1,239,817      (1,239,817)(C)                 -
   Cost of eCommerce and other
   product sales                               -                -                       -      13,033,094 (C)(D)     13,033,094
   Product, content and product
   development                         4,398,580                -                       -      (4,398,580)(C)                 -
   Content and product
   development                                 -                -                       -       4,398,580 (C)         4,398,580
   Selling, general and
   administrative                              -                -              14,035,124     (14,035,124)(C)                 -
   Sales and marketing                 9,159,290        7,749,174                       -      25,798,630 (C)(D)     42,707,094
   General and administrative          2,045,795       13,438,817                       -     (10,801,189)(C)         4,683,423
   Website development expense                 -          857,712                       -        (857,712)(C)                 -
   Amortization of intangible
   assets                              3,333,961          323,261                       -       1,664,412 (E)         5,321,634
   Stock compensation                  4,939,694        1,306,128                       -               -             6,245,822
   Acquired in-process
   research and development              804,525                -                       -               -               804,525
                               -----------------    -------------   ---------------------  --------------       ---------------
        Total operating and
        other expenses                24,681,845       35,472,191              15,274,941       1,765,195            77,194,172
                               -----------------    -------------   ---------------------  --------------       ---------------

Loss from operations                 (23,493,092)     (18,531,214)            (14,222,236)     (1,664,412)          (57,910,954)
Other expenses                                 -          (32,568)                      -               -               (32,568)
Interest expense                               -                -                (345,189)        345,189 (C)                 -
Interest income, net                     493,706          284,161                       -        (345,189)(C)           432,678
                               -----------------    -------------   ---------------------  --------------       ---------------
Net loss                             (22,999,386)     (18,279,621)            (14,567,425)     (1,664,412)          (57,510,844)
Preferred stock dividend              11,388,000       10,887,542                       -               -            22,275,542
                               -----------------    -------------   ---------------------  --------------       ---------------
Net loss attributable to
common stockholders            $     (34,387,386)   $ (29,167,163)        $   (14,567,425) $   (1,664,412)      $   (79,786,386)
                               =================    =============   =====================  ==============       ===============
Basic and diluted net loss per
share attributable to common
stockholders                   $           (4.96)                                                               $         (7.12)
                               =================                                                                ===============

Shares used in computing
basic and diluted net loss
per share attributable to
common stockholders                    6,926,485                                                                     11,204,707
                               =================                                                                ===============

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements

                               HEALTHCENTRAL.COM
                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

On September 14, 2000, HealthCentral.com consummated an asset purchase agreement with Drug Emporium, Inc. and its wholly owned online drugstore subsidiary, Drug Emporium.com. Drug Emporium.com, Inc. is an Internet-based retailer of health, wellness, nutrition, beauty, personal care and pharmacy products. Under the terms of the asset purchase agreement, HealthCentral.com acquired a majority of the assets and assumed some liabilities, primarily trade payables and hardware/software leases, of Drug Emporium.com in exchange for the issuance of shares of HealthCentral.com non-voting preferred stock, which does not carry a liquidation preference and which is convertible into 2,400,000 shares of common stock. Drug Emporium, Inc. also has an opportunity to receive additional shares of HealthCentral.com convertible preferred stock, which do not carry a liquidation preference, if certain revenue targets are met. In connection with this acquisition, HealthCentral.com also entered into a 10-year services agreement with Drug Emporium, Inc., under which HealthCentral.com will receive in-store promotional and advertising support and access to Drug Emporium Inc.'s electronic purchasing system and in-store order pickup capabilities at certain Drug Emporium, Inc. retail stores. In consideration of DrugEmporium, Inc.'s services, HealthCentral.com will pay Drug Emporium, Inc. a fee of 2% of the retail price net of any fees for shipping and handling.

This transaction was recorded using the purchase method of accounting. The allocation of the aggregate purchase price to the tangible and identifiable intangible assets acquired and liabilities assumed in connection with this acquisition was based on the estimated fair values as determined by management. The purchase price allocation is summarized below:

          Goodwill................................   $  887,647
          Identifiable assets.....................    1,939,549
          Contracts...............................    1,700,000
          Customer list...........................    1,100,000
          Tradename...............................      870,000
          Acquired workforce......................    1,300,000
                                                     ----------

                  Total purchase price............   $7,797,196
                                                     ==========

The total purchase price of $7.8 million consisted of 480,000 shares of HealthCentral.com preferred stock, convertible into 2.4 million shares of common stock, valued at $7,274,880 based upon the fair market value of HealthCentral.com common stock of $3.03 per share on the date the asset purchase agreement was signed. The purchase price also included transaction costs of $522,316. Goodwill and other intangibles are being amortized on a straight-line basis over the estimated period of benefit of three to four years.

NOTE 2 - PROFORMA ADJUSTMENTS

Pro forma adjustments for the unaudited pro forma condensed combining financial information are as follows:

     (A) Represents adjustments to reflect assets and liabilities not acquired or assumed by HealthCentral.com.

     (B) Represents $5,857,647 of acquired intangible assets, summarized as follows:

                  Goodwill.........................   $  887,647
                  Contracts........................    1,700,000
                  Customer list....................    1,100,000
                  Tradename........................      870,000
                  Acquired workforce...............    1,300,000
                                                      ----------

                  Total............................   $5,857,647
                                                      ==========

     (C) Reclassification of certain revenue and expense amounts consistent with the financial reporting policies of HealthCentral.com.

     (D) To reclass fulfillment costs consistent with the financial reporting policies which are reflected in the September 30, 2000 HealthCentral.com Form 10-Q as filed with the Securities and Exchange Commission on November 14, 2000. For the year ended December 31, 1999, fulfillment costs were $1,584,075 and for the period ending June 30, 2000, fulfillment costs were $2,916,815.

     (E)  Represents amortization of intangible assets over three to four years.

     (F) Represents accrued transaction costs associated with the asset acquisition.

     (G) Represents the preferred stock issued in connection with the asset acquisition.

     (H)  Represents the elimination of equity accounts of Drug Emporium.com.



NOTE 3 - PRO FORMA NET LOSS PER SHARE:

     The net loss attributable to common stockholders and shares used in computing the net loss per share attributable to common stockholders for the year ended December 31, 1999 and the net loss per share and common stock shares used in computing net loss per share for the six months ended June 30, 2000 are based upon the historical weighted average common shares outstanding. Common stock issuable upon the exercise of stock options, warrants and the conversion of preferred stock have been excluded from the computation of net loss per share attributable to common stockholders as their effect would be anti-dilutive.

     The following table reconciles the number of shares used in the pro forma loss per share computations to the numbers set forth in the HealthCentral.com and Drug Emporium.com historical consolidated statements of operations:

                               HEALTHCENTRAL.COM
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

                                                                   Year Ended               Six Months Ended
                                                               December 31, 1999               June 30, 2000
                                                               -----------------            ----------------
Shares used in computing basic and diluted
  net loss per share attributable to common stockholders:

    Historical--Vitamins.com common stock                             11,054,837

    Exchange ratio                                                         0.387
                                                               -----------------
                                                                       4,278,222

    Shares issued for Drug Emporium.com acquisition                            -                           -
    Historical--HealthCentral.com                                      6,926,485                  28,881,986
                                                               -----------------            ----------------

Shares used in computing pro forma basic  and
  diluted net loss per share attributable to
  common stockholders                                                 11,204,707                  28,881,986
                                                               =================           =================

Basic and diluted weighted average shares outstanding were calculated based upon the historical basic and diluted weighted average shares outstanding of HealthCentral.com for each period. The weighted average number of shares outstanding as of December 31, 1999 was adjusted to reflect the common stock issued in connection with the Vitamins.com merger on June 16, 2000. The exchange ratio was calculated by dividing 22,704,075, the number of shares of HealthCentral.com common stock outstanding immediately prior to the merger, less one share, by 58,664,288, the total number of shares of capital stock of Vitamins.com outstanding immediately prior to the merger. The weighted average number of shares outstanding as of June 30, 2000 fully reflects the common stock issued for the Vitamins.com merger.

Since HealthCentral.com issued pref erred stock for the purchase of Drug Emporium.com and the inclusion of these shares would be anti-dilutive, the basic and diluted net loss per share computations exclude these shares.